UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
         --------------------------------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of report (Date of earliest event reported): June 7, 2005


                                   KADANT INC.
             (Exact Name of Registrant as Specified in its Charter)


Delaware                             1-11406                          52-1762325
(State or Other              (Commission File Number)              (IRS Employer
Jurisdiction of                                              Identification No.)
Incorporation)


One Acton Place
Acton, Massachusetts                                                       01720
(Address of Principal Executive Offices)                              (Zip Code)



                                 (978) 776-2000
               Registrant's telephone number, including area code

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ] Written communications pursuant to Rule 425 under the Securities Act
         (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
         (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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                                  KADANT INC.


Item 1.01  Entry into a Material Definitive Agreement.

         Director Compensation. On June 7, 2005, the board of directors of Kadant Inc. ("Kadant") approved the following changes to Kadant's compensation practices for its non-employee directors, effective as of July 1, 2005, except for the grants under the Restricted Stock Award issued on June 7, 2005.

                  Annual Retainer. The non-employee directors of Kadant are paid an annual retainer of $18,000, payable monthly in 12 equal installments of $1,500.

                  Meeting Fees. In addition to the annual retainer, non-employee directors of Kadant receive meeting fees for attendance at meetings of the board of directors. The fee is $1,500 for being present in person at regularly scheduled meetings of the board of directors and $750 for participating in meetings of the board of directors held by telephone where substantive action is taken or that last more than one hour. For committee meetings of the board of directors, the fee is $500 for being present in person at regularly scheduled committee meetings and $250 for participating in committee meetings by telephone where substantive action is taken or that last more than one hour.

                  Committee Chair Retainers. The board of directors has also approved annual retainers for the chairmen of the following committees:
         Audit Committee - $3,000; Compensation Committee - $2,000; Nominating and Corporate Governance Committee - $1,000. These retainers are in addition to the annual retainer and meeting fees described above.

                  Restricted Stock Award. In addition to the 2,500 shares of restricted common stock issued to each of Kadant's non-employee directors on April 1, 2005 under its Directors' Restricted Stock Plan, on June 7, 2005, the board of directors of Kadant agreed to issue 2,500 shares of restricted common stock under its Amended and Restated Equity Incentive Plan to each of its non-employee directors in exchange for their service on the board of directors and its various committees through the next year, amounting in the aggregate to 10,000 shares of restricted common stock issued by Kadant to its four non-employee directors. The board of directors reserved the right to reevaluate this form of director compensation for future periods. The restricted shares must be held for the earlier of three years or until the director retires from the board of directors. All restrictions lapse on death. Directors are permitted to sell enough shares to satisfy the federal and state income taxes incurred as a consequence of the issuance of the shares. The terms and conditions of the agreement governing these restricted shares are set forth in the restricted stock agreement, a form of which is filed herewith under Item 9.01(c).

         There were no changes to the other components of Kadant's non-employee director compensation practices as previously disclosed in Kadant's Annual Report on Form 10-K for the fiscal year ended January 1, 2005 filed with the Securities and Exchange Commission on March 16, 2005 and Kadant's Definitive Proxy Statement on Schedule 14A for its 2005 annual meeting of stockholders dated April 26, 2005.

Item 9.01 Financial Statements and Exhibits.

         (c)      Exhibits

         No.      Description
         ---      -----------

         99.1 Form of Restricted Stock Agreement for award of restricted shares to non-employee directors.

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                                   KADANT INC.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               KADANT INC.


Date:  June 13, 2005                           By:
                                                    ----------------------------
                                                    Thomas M. O'Brien
                                                    Executive Vice President and
                                                     Chief Financial Officer


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